Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-127296, 333-41226, 333-41224, 333-72927, 333-56331, 333-76324, 333-51959, 333-145609 and 333-145610 each on Form S-8 and Registration Statement Nos. 333-126749, 333-109489, 333-111632, 333-114706 and 333-119162 each on Form S-3 of our reports dated March 14, 2008, relating to the financial statements of American Tower Corporation (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of SFAS No. 109,” as of January 1, 2007, SFAS No. 123(R) “Shared-Based Payment,” as of January 1, 2006 and FASB Interpretation No. 47 “Accounting for Conditional Asset Retirement Obligations-an interpretation of FASB Statement No. 143,” as of December 31, 2005) and the Company’s internal control over financial reporting (which report expresses an adverse opinion because of a material weakness), appearing in this Annual Report on Form 10-K of American Tower Corporation for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 14, 2008